UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 27, 2018

PERNIX THERAPEUTICS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 793-2145

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01     Entry into Material Definitive Agreements.

On July 27, 2018 (the "Closing Date"), Nalpropion Pharmaceuticals, Inc. ("Nalpropion"), a special purpose vehicle jointly owned by a wholly owned subsidiary of Pernix Therapeutics Holdings, Inc. (the "Company") and funds managed by Highbridge Capital Management, LLC ("Highbridge") and Whitebox Advisors LLC ("Whitebox"), closed the transactions contemplated by that certain Asset Purchase Agreement, dated April 23, 2018, by and between Orexigen Therapeutics, Inc. ("Orexigen") and Nalpropion (the "Asset Purchase Agreement"). On the Closing Date, Nalpropion acquired substantially all of the assets of Orexigen, including worldwide rights to Contrave® (naltrexone HCl / bupropion HCl) ("Contrave"), a prescription-only weight loss medication (the "Orexigen Acquisition"). The final purchase price for the Orexigen Acquisition was $73.5 million.

Services Agreement

In connection with the Orexigen Acquisition, Nalpropion and Pernix Therapeutics, LLC ("Pernix LLC"), a wholly owned subsidiary of Pernix, entered into a services agreement (the "Services Agreement"), pursuant to which Nalpropion appointed Pernix LLC to perform certain services on behalf of Nalpropion. Pursuant to the Services Agreement, Pernix LLC will manage and operate Nalpropion, including as the exclusive distributor of Contrave in the United States, during the term of the Services Agreement. In furtherance of such services, John A. Sedor, the Company's Chairman of the Board and Chief Executive Officer, Kenneth R. Pińa, the Company's Senior Vice President, Chief Legal & Compliance Officer and Corporate Secretary, and Angus W. Smith, the Company's Senior Vice President, Chief Business Officer and Principal Financial Officer, will serve as officers of Nalpropion and will allocate a portion of their time of employment with the Company to performing such services for Nalpropion.

In consideration for Pernix LLC's services, Nalpropion shall pay certain fees to Pernix LLC, including (i) certain shared services expenses related to the compensation and overhead expenses of Pernix LLC allocated to Nalpropion, which aggregate fees are capped at (x) $6 million per annum until December 31, 2023 (pro rated for any partial year) and (y) $4 million per annum from January 1, 2024 (pro rated for any partial year) until expiration or termination of the Services Agreement and (ii) a management fee equal to 5% of Nalpropion's net sales.

The initial term of the Services Agreement is two years, subject to automatic renewals of consecutive one-year terms unless Nalpropion elects not to renew the Services Agreement at least 90 days prior to the end of the then current term (the "Non-Renewal Right"), in which case Nalpropion will pay $4,000,000 to Pernix LLC within thirty business days after the expiration of the then current term. If at any time Pernix LLC holds at least 35% of the then outstanding capital stock of Nalpropion, then Nalpropion may not exercise the Non-Renewal Right without the prior written consent of Pernix LLC.

The Services Agreement may be terminated by either party upon written notice to the other party for, among other reasons, an uncured material breach. Nalpropion also has the right to terminate the Services Agreement upon 120 days' prior written notice; provided, however, that Nalpropion must pay $5,000,000 to Pernix LLC within thirty business days after the effective date of such termination. Nalpropion may also terminate the Services Agreement if, at any time, any two of John A. Sedor, Kenneth R. Pińa or Angus W. Smith are no longer employed by or hold substantially the same position at Pernix LLC, unless Pernix LLC replaces such individuals with persons reasonably acceptable to Nalpropion within a specified period of time.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Services Agreement, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

Stockholders' Agreement

In connection with the Orexigen Acquisition, Pernix Ireland Pain Designated Activity Company ("PIP DAC"), a wholly owned subsidiary of the Company, entered into a Stockholders' Agreement with Nalpropion, Highbridge and Whitebox (the "Stockholders' Agreement" and together with the Asset Purchase Agreement and the Services Agreement, the "Transaction Documents"), which sets forth the parties' agreement with respect to the funding, activities and management of Nalpropion. The Stockholders' Agreement contains customary provisions regarding board composition and authority, transfer restrictions, pre-emptive rights, rights of first refusal and drag-along and tag-along rights. In addition, PIP DAC has two purchase options to acquire up to 49.9% and 100% of Nalpropion at specified time periods and purchase prices.

The foregoing description of the Stockholders' Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders' Agreement. The Company will seek from the Securities and Exchange Commission confidential treatment for portions of the Stockholders' Agreement, which Stockholders' Agreement, subject to such confidential treatment, will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

Nalpropion Credit Agreement

In connection with the consummation of the Orexigen Acquisition, PIP DAC, and certain affiliates of

Highbridge and Whitebox, as lenders, entered into a certain credit agreement to provide Nalpropion with a loan facility in the amount of $45,833,000 (the "Credit Agreement") to finance, in part, the Orexigen Acquisition and working capital for Nalpropion. PIP DAC's contribution is in the amount of $4,583,000.00. The Credit Agreement will mature on July 27, 2021 and will bear interest at the rate equal to 8% per annum. The Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default applicable to Nalpropion and its subsidiaries that are customary for credit facilities of this type. The entire loan facility under the Credit Agreement was funded on the Closing Date.

Amendment to Existing ABL Credit Agreement

In connection with the Orexigen Acquisition, the Company and certain of its subsidiaries also entered into an amendment of the Company's existing asset-based revolving credit agreement (the "ABL Credit Agreement") with Cantor Fitzgerald Securities, ("Cantor") as agent, and the lenders party thereto to permit the Orexigen Acquisition and certain other transactions contemplated by the Transaction Documents, including the entry into and performance of its obligations under the Services Agreement by the Company's subsidiary, Pernix LLC.

The foregoing description of the amendment to the ABL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment to the ABL Credit Agreement, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

Amendment to the Existing Term Facility

In connection with the Orexigen Acquisition, PIP DAC utilized the proceeds of a new term loan in the aggregate principal amount of $9,167,000 (the "New Term Loan") incurred by PIP DAC under its existing delayed draw term loan facility (the "Existing Term Facility") among PIP DAC, Cantor, as agent, and the lenders party thereto. These funds were used to finance PIP DAC's investment in Nalpropion. PIP DAC also entered into an amendment of the Existing Term Facility to permit the New Term Loan, the Orexigen Acquisition and certain other transactions contemplated by the Transaction Documents.

The foregoing description of the amendment to the Existing Term Facility does not purport to be complete and is qualified in its entirety by reference to the amendment to the Existing Term Facility, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

Supplemental Indenture

In connection with the Orexigen Acquisition, PIP DAC, as issuer, the Company and certain of the Company's wholly owned subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee, entered into a supplemental indenture (the "First Supplemental Indenture") to that certain indenture dated as of July 21, 2017 (the "Exchangeable Senior Notes Indenture") governing PIP DAC's 4.25%/5.25% Exchangeable Senior Notes due 2022. Pursuant to the First Supplemental Indenture, certain definitions and covenants in the Exchangeable Senior Notes Indenture were amended to facilitate the Orexigen Acquisition and the transactions contemplated by the Transaction Documents.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01     Other Events.

On July 30, 2018, the Company issued a press release announcing the Orexigen Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Any financial statements required by this item will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

Any pro forma information required by this item will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release dated July 30, 2018, issued by Pernix Therapeutics Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: July 31, 2018	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer